UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 21, 2013

TNI BioTech, Inc.
 (Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

20-1968162
(Commission File Number)	(IRS Employer Identification No.)

6701 Democracy Boulevard, Suite 300, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(888) 613-8802
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

TNI BioTech, Inc. (the “Company”), a Florida corporation, formed its United Kingdom subsidiary, TNI BioTech, LTD (the “Subsidiary”) on August 6, 2013. This Subsidiary was formed to distribute the Company’s pharmaceutical products throughout the European Union. Before the Subsidiary may distribute its pharmaceutical products, it must apply for clearance from the European Medicines Agency (“EMA”) to distribute these products.

A Subject Matter Expert (“SME”) designation allows a company applying for the ability to distribute pharmaceutical products in the European Union to submit filings and have meetings at a significantly discounted rate. The Subsidiary now has SME designation making it feasible for it to submit filings to the EMA while reducing meeting and filing costs by up to Ninety Percent (90%).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNI BioTech, Inc.

Date: August 21, 2013	By:	/s/ Noreen Griffin
Noreen Griffin
Chief Executive Officer